EXHIBIT 99.2

NUVIM, INC.
INVESTMENT REPRESENTATION STATEMENT

CREDITOR/INVESTOR: _______________________________________________________________________

AMOUNT OF INDEBTEDNESS BEING PAID THROUGH THE ISSUANCE OF SHARES OF NUVIM COMMON STOCK:     $ _____________________

AGREED UPON PRICE PER SHARE:     $3.00

          In connection with the acquisition of the above-listed securities, I (either as an individual creditor or in my capacity as an authorized representative of a creditor entity such as a corporation, partnership, etc., the Creditor/Investor, represent to NuVim, Inc., a Delaware corporation (the “Company”) the following:

           A.          I am a suitable investor of these securities under applicable federal and state exemptions from securities registration  because (check applicable box or boxes):

                         1.          I am a director, officer or promoter of the Company, or because I occupy a position with the Company with duties and authority substantially similar to those of an executive officer of the Company.       ☐

                         2.          I have a pre-existing personal and/or business relationship with the Company, or one or more of its directors, officers or controlling persons, consisting of personal or business contacts of a nature and duration which enables me to be aware of the character, business acumen and general business and financial circumstances of the person (including the Company) with whom such relationship exists.      ☐

                         3.          I have the capacity to protect my own interests in connection with my investment in the above shares by reason of my own business and/or financial experience.      ☐

                         4.          I have the capacity to protect my own interests in connection with my purchase of the above shares by reason of the business and/or financial experience of __________________________________________, whom I have engaged and hereby designate as my professional advisor in connection with the issuance to me or my business of the above shares. [The professional advisor will need to sign a separate set of representations, which can be provided upon request.]      ☐

           B.          I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. I am acquiring these securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (“Securities Act”).

           C.          I understand that the although the issuance of the securities Company will use its best efforts to register the securities for resale under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these securities for a minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the securities or for any fixed period in the future.

           D.          I further understand that the securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the securities unless that obligation has been expressed in a written agreement duly authorized and delivered by the Company. In addition, I understand that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

           E.          I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering, subject to the satisfaction of certain conditions, including, among other things (a) the availability of certain public information about the Company; (b) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (c) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein, if applicable. I further understand that a person who is not deemed to be an affiliate of the Company during the three months preceding a sale and who has beneficially owned the shares for at least two years is entitled to sell such shares without regard to the timing or volume limitations imposed by Rule 144, but that such limitations remain applicable to affiliates. Without limiting the generality of the foregoing, I further understand that the benefits of Rule 144 will not be available under any circumstances until the Company has completed its initial public offering of securities and as a public company, files periodic reports with the Securities and Exchange Commission because the public information requires referred to in (a) will not be satisfied until the Company files such reports on an ongoing basis.

           F.          I further understand that there currently is no public market for the Company’s Securities, at the time I wish to sell the securities, there may still be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the securities under Rule 144 even if the two-year minimum holding period had been satisfied.

           G.          I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A (an exemption under the Securities Act), or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

           H.          I have not received any advertisement or general solicitation with respect to the sale of the shares of the above named corporation.

           I.           I represent that upon the Company’s fulfillment of its agreement to issue the shares of Common Stock referred to at the beginning of this representation statement, the Company shall have paid in full the obligation owed to me or to the business on behalf of whom I make this statement to the extent set forth above.

           J.          I represent that, before signing this document, I have been provided access to, or been given, all material facts relevant to the purchase of my shares, including any available financial and written information about the Company I have requested and that I have been given the opportunity to ask questions and receive answers concerning the Company and its business, the shares, or other information which I, or my professional advisor if I have designated one, felt necessary to protect my interests in connection with the stock purchase transaction.

           K.          In connection with the proposed initial public offering of the Company’s securities, as required as a condition of such offering by the managing underwriter, I hereby agree to the terms of the lockup-agreement set forth as Exhibit A hereto and incorporated herein by this reference. As such, I understand that I may not sell, transfer or otherwise dispose of the shares of Common Stock acquired hereby for a period of one year from the effective date of the registration statement for the proposed initial public offering, except in accordance with the terms of Exhibit A.

Signature of Creditor/Investor
(Entity):

Company Name

By:

Print Name:

Title:

Date:

Individual Creditor/Investor:

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EXHIBIT A

LOCK-UP AGREEMENT

_____________, 2005

PAULSON INVESTMENT COMPANY,  INC.
As Representative of the several
Underwriters named in Schedule I to
the Underwriting Agreement referred to below
811 SW Naito Parkway
Portland, Oregon 97204

Re:     NuVim, Inc. – Initial Public Offering

Ladies and Gentlemen:

                    In consideration of the Underwriters’ agreement to purchase and make the IPO of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, subject to the effectiveness of the Underwriting Agreement, without the prior written consent of Paulson Investment Company, Inc. on behalf of the Underwriters, which shall not be unreasonably withheld, the undersigned will not, during the period ending one year after the date of the final prospectus relating to the IPO (the “Final Prospectus”), other than through intra-family transfers or transfers to trusts for estate planning purposes, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities of the Company that are substantially similar to the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, any security convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

                    The undersigned represents and warrants that it is not a party to any agreement or understanding that would cause a breach of this Lock-Up Agreement if it were entered into during the period in which the restrictions set forth herein are effective.

                    In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

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                    The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

                    The undersigned understands that, if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units (or such other securities are as described in the Final Prospectus) to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

                    The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the IPO in reliance upon this Lock-Up Agreement.

                    THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Very truly yours,

By:	1

Name:

Title:

2

1 To be completed by an entity other than an individual.

2 To be executed by an individual.

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